Exhibit 10.4

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”), dated as of June 22, 2015 (the “Effective Date”), is entered into between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”) and Allison C. Hoffman (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive previously entered an Employment Agreement, dated as of October 16, 2014 (the “Employment Agreement”);

WHEREAS, Section 17 of the Employment Agreement permits the parties to amend the Employment Agreement by written agreement;

WHEREAS, to reward the Executive for the extraordinary efforts and achievements that have been, and will be, required of her in the performance of her duties during 2015, the Company is making available to the Executive the opportunity to receive a special bonus on the terms and conditions set forth below; and

WHEREAS, the Executive and the Company intend hereby to amend the Employment Agreement to provide the Executive the right to receive a special bonus on the terms and conditions set for below.

NOW, THEREFORE, in consideration of the mutual promises, agreements, and consideration set forth below, the parties agree to the following terms:

TERMS

1. Guaranteed Bonus. As of the Effective Date, the following is hereby added as Section 3(c) of the Employment Agreement:

“(c) Special Bonus

(i) With respect to calendar year 2015, the Executive shall receive a one-time, non-recurring, guaranteed bonus in the amount of $150,000 (the “Special Bonus”), that shall be separate and distinct from, and in addition to, any payment that may be payable to Executive under the Company’s annual incentive plan, if (i) the Executive is still employed by the Company on December 31, 2015 or (ii) the Executive’s employment is terminated prior to such date by the Company without Cause.

(ii) Payment in respect of any Special Bonus shall be made in a single lump sum on, or within five (5) business days, following December 31, 2015. Notwithstanding the immediately preceding sentence, if the Executive’s employment is terminated by the Company without Cause prior to the time at which such Special Bonus is paid, the Executive shall be paid her Special Bonus not later than 10 business days following the termination of her employment. If, prior to the date such Special Bonus is otherwise paid, the Executive’s employment with the Company is terminated by the Company for Cause or by the Executive for any reason other than her death or Disability, (i) the Executive shall forfeit her Special Bonus without consideration and (ii) the Company shall have no further obligation to the Executive under the Agreement in respect of such Special Bonus.

(iii) Notwithstanding anything in Section 3(c)(i) or (c)(ii) to the contrary, if the Executive’s employment terminates prior to December 31, 2015 on account of the Executive’s death or Disability, the Executive shall receive payment of a pro-rated Special Bonus, based on the Executive’s service through the date of termination, to be paid at the same time and manner as though the Executive remained employed through December 31, 2015.

2. General.

(a) Except as specifically provided in this Amendment, the Employment Agreement will remain in full force and effect and is hereby ratified and confirmed. To the extent a conflict arises between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail.

(b) This Amendment shall be construed under and enforced in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof. This Amendment constitutes the sole and entire agreement of the parties with respect to amendment of the Employment Agreement and supersedes all prior verbal and written understandings and agreements between the parties relating to its subject matter. This Amendment may not be modified except in a writing signed by both parties.

(c) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:	/s/ Daniel W. Dienst
	Title:	Chief Executive Officer

EXECUTIVE

By:	/s/ Allison Hoffman
	Title:	EVP – General Counsel & Secretary